Exhibit 4.2

$000,000,000                                                         BK-_____
                                                                      CUSIP

                              CHEVRON CORPORATION

                                % SECURITY DUE


Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Chevron Corporation or its agent for registration of transfer, exchange or payment and any Security issue is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


           CHEVRON CORPORATION (herein referred to as the "Corporation"), a corporation duly organized and existing under the laws of the State of Delaware, for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________________ Million Dollars ($000,000,000) on _________________ in lawful money of the United States of America and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon in like money from __________________ or from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for until payment of such principal sum, at the rate of _____ % per annum, payable on ___________________ and on each ____________ and thereafter (the "Interest Payment Dates").

          The principal hereof is payable upon presentation and surrender of this Security at the principal office of Chemical Bank, as Trustee (herein called the "Trustee"), in New York, New York. Interest on this Security may be payable by check or draft mailed to the person in whose name this Security is registered at the close of business of the Record Date for such interest payment at such person's address as it appears on the registration books of the Trustee. The Record Date for the Securities is the date which is 15 days prior to the relevant Interest Payment Date.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF FULLY SET FORTH AT THIS PLACE.

          This Security shall not be entitled to any benefit under the Indenture (hereinafter defined), or become valid or obligatory for any purpose, until the Certificate of Authentication hereon endorsed shall have been executed by manual signature by the Trustee.

IN WITNESS WHEREOF, CHEVRON CORPORATION has caused this Security to be signed by its President or Vice President manually or in facsimile and its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

                                       CHEVRON CORPORATION



                                            By:_______________________________
                                                       Vice President


    Attest:________________________
             Assistant Secretary



Dated: ____________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the
Series designated herein, described in
the within-mentioned Indenture.

CHEMICAL BANK, as Trustee



By ____________________________________
           Authorized Officer

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                              CHEVRON CORPORATION
                          _____ % SECURITY DUE _____



          This Security is one of a duly authorized issue of securities of the Corporation, not limited in aggregate principal amount, all issued or to be issued in one or more series of varying dates, numbers, interest rates and other provisions, under an Indenture dated as of ________________, 199__ (the "Indenture") among the Corporation and the Trustee. This Security is one of a series of Securities designated as its "_____ % Securities Due _____________ " aggregating $000,000,000 in principal amount (herein called the "Securities").

          Reference is hereby made to the Indenture and all indentures supplemental thereto and to the resolution of the Board of Directors of the Corporation establishing certain terms of the Securities in accordance with the provisions of the Indenture for a description of the rights, obligations, duties and immunities thereunder of the Corporation, the Trustee and the holders of the Securities, to all of the provisions of which Indenture and resolution the registered owner of this Security, by acceptance hereof, assents and agrees. The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities (which term is defined in the Indenture as any security or securities of the Corporation, authenticated and delivered under the Indenture) at the time Outstanding (as defined in the Indenture) and affected by such supplemental indenture, to execute one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of such Securities; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Outstanding Security (including the Securities) affected thereby: (1) change the fixed maturity or redemption date of any Security, or reduce the rate of interest on any Security or the method of determining such rate of interest or extend the time of payment of interest, or reduce the principal amount thereof, or reduce any premium payable on the redemption thereof, or change the coin or currency in which the Securities or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof or deprive the holder of any Security of any of the benefits of the Guarantee, (2) reduce the aforesaid percentage of holders of the Outstanding Securities whose consent is required for the execution of such supplemental indenture, or the consent of the holders of which is required for any waiver provided for in the Indenture, (3) change the time of payment. It is also provided in the Indenture that the holders of a majority in principal amount of the Securities may waive (a) compliance by the Corporation with the covenants contained in Article IV of the Indenture with respect to the Securities and (b) any past or existing Event of Default with respect to the Securities and its consequences except a continuing default in the payment of the principal of or interest on the Securities or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the registered owner of the Security so affected.

          If an Event of Default (as that term is defined in the Indenture) shall occur, the principal of all Securities and the interest accrued thereon may be declared due and payable upon the conditions, in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then Outstanding.

          The Securities are issuable in registered form in denominations of $1,000 and any integral multiple thereof. Securities may be exchanged for a like aggregate amount of Securities of other authorized denominations as provided in the Indenture. This Security is transferable at the office of the Trustee in Chicago, Illinois by the registered owner hereof in person, or by such registered owner's attorney duly authorized in writing, on the books of the Corporation at said office, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Security. Upon such transfer a new fully registered Security or Securities of authorized denomination or denominations, for the same aggregate principal amount will be issued to the transferee in exchange herefor.

          The Corporation, the Trustee and any agent of the Corporation or the Trustee and any paying agent may treat the registered owner hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Trustee) for the purpose of receiving payment hereof or on account hereof and for all other purposes, and none of the Corporation, the Trustee or any such agent shall be affected by notice to the contrary.

THIS SECURITY AND THE OBLIGATIONS OF CHEVRON CORPORATION IN RESPECT HEREOF ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          No recourse shall be had for the payment of the principal of or the interest on this Security or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of Chevron Corporation or of any successor of either, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
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                             ____________________

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM  --  as tenants in common
   TEN ENT  --  as tenants by the entireties
   JT TEN   --  as joint tenants with right of
                survivorship and not as tenants
                in common

   UNIF GIFT MIN ACT--_______________ Custodian _______________
                           (Cust)                   (Minor)
                           under Uniform Gifts to Minors
                           Act ________________________________
                                           (State)

          Additional abbreviations may also be used though not in the above list.

                             _____________________

          FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

 __________________________________________________
|                                                  |
|__________________________________________________| ______________________


___________________________________________________________________________
  Please print or typewrite name and address including postal zip code of assignee


___________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________________
attorney to transfer said Security on the books of the Corporation, with full power of substitution in the premises.


Dated: ______________________

                                           ________________________________


  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.